UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 16, 2002



                   THE PRESTIGE GROUP.NET, INC.
    --------------------------------------------------------
     (Exact name of registrant as specified in its charter)






     Nevada                000-32495              88-0441287
----------------          -----------          -----------------
(State or other           (Commission          (I.R.S. Employer
jurisdiction of             File No.)          Identification No.)
incorporation or
organization)




      4610 So. Ulster Street, Suite 150, Denver, Colorado  80237
      ----------------------------------------------------------
             (Address of principal executive offices)





  Registrant's telephone number, including area code: (720)  528-7303


      11469 Olive Blvd.,  #262, St. Louis, Missouri 63141
   -------------------------------------------------------------
   (Former name or former address, if changed since last report)



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Item 1.        CHANGES IN CONTROL OF REGISTRANT.

     On June 13, 2002, Ashford Capital LLC, a California limited liability company ("Ashford") entered into a share purchase agreement (the "Purchase Agreement") with Airline Communications, Ltd., a Nevada corporation ("Airline"), whereby Airline agreed to purchase Ashford's 2,660,000 shares of common stock of The Prestige Group.Net, Inc. (the "Registrant"). On July 16, 2002, Ashford and Airline completed the transaction and Airline acquired the 60.92% controlling interest in the Registrant's common stock. The terms of the Purchase Agreement provided, among other things, that Airline pay to Ashford consideration totaling $326,000.00 (the "Purchase Price"). The Purchase Price was represented by a Secured Promissory Note of Airline and of a third party, Woodlands S.A. Financial Services, Inc. ("Woodlands"), a Texas corporation. (See Item 5, below, in respect of a proposed relationship between the Registrant and Woodlands.) The Promissory Note was secured by certain accounts receivable of Woodlands, bears interest at five percent (5%) per annum, and is due in full on October 14, 2002.

Item 5.        OTHER EVENTS.

     The Registrant and Paramount Financial Group, Inc. ("PFG"), a Colorado corporation, Are currently involved in discussions with legal and financial counsel regarding a proposed acquisition of PFG by the Registrant. PFG is a Denver, Colorado-based corporation that Douglas G. Gregg, President and a director of the Registrant founded in 1996. PFG specializes in the development and placement of private debt financing and commercial equipment leasing transactions. In addition to such activities, PFG's two wholly-owned subsidiaries, Paramount
Mortgage Investments, Inc. ("PMI") and Paramount Real Estate Investment Trust, Inc. ("PREI"), both Colorado corporations established by Mr. Gregg in 2002, engage in residential and commercial mortgage investments and commercial real estate transactions. Douglas G. Gregg, President and a director of the Company is also the majority shareholder, President, and a director of PFG and President and a director of each of PMI and PREI.
Paul S. Sidey, Secretary and a director of the Registrant is also a shareholder, Secretary and a director of PFG, and Secretary and a director of PMI and PREI. A closing of the Registrant's proposed acquisition of PFG is subject to the parties negotiating final terms and conditions of the proposed acquisition, negotiating and executing the definitive acquisition agreements, satisfactorily completing due diligence investigations, and other standard conditions precedent to transactions of such nature and magnitude. As of the date of this Current Report, the Registrant can not provide assurances that its proposed acquisition of PFG will close.

     The Registrant is also currently in discussions with the owners of Woodlands regarding a proposed acquisition of Woodlands by the Registrant. Woodlands' principals are primarily engaged in the business of providing financial planning services to private individuals. A closing of the Registrant's proposed acquisition of Woodlands is subject to the parties negotiating final terms and conditions of the proposed acquisition, negotiating and executing the definitive acquisition agreements, satisfactorily completing due diligence investigations, and other standard conditions precedent to transactions of such nature and magnitude. As of the date of this Current Report, the Registrant can not provide assurances that its proposed acquisition of Woodlands will close.



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Item 6.        RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     In conjunction with the acquisition of a controlling interest in the common stock of the Company, on July 16, 2002, the Board of Directors elected Messrs. Gregg and Sidey to be members of the Board of Directors. Immediately thereafter, Joseph M. Dzierwa and Pamela J. Dzierwa resigned as Directors of the Company. Neither Mr. nor Ms. Dzierwa had, at the time of their resignations or at any prior time, any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Their resignations were solely to facilitate the change in control of the Company.

Douglas G. Gregg

     Douglas G. Gregg, President and a director of the Company is also the majority shareholder, President, and a director of PFG and President and a director of each of PMI and PREI. Prior to, and following, the formation of PFG, Mr. Gregg served as President and a director of Preferred Holding Group Incorporated ("PHGI"), a company formed in October 1988 to serve as an equipment leasing company. In late 1997, PHGI was sold to EMB Corporation, a publicly traded financial services holding company to serve as its leasing subsidiary. During the following year, Mr. Gregg remained as president and sole director of PHGI, which was renamed "EMB Financial Services, Inc." to assist with the integration of PHGI's operations into those of EMB Corporation.

     Between December 1996 and his resignation in May 1997, Mr. Gregg served as Treasurer of LaserVend, Incorporated ("LaserVend"), a manufacturer of software vending machines. Following LaserVend's cessation of its business operations in June 1997, certain of its shareholders commenced litigation against all of LaserVend's directors and officers, including Mr. Gregg, as well as against certain of LaserVend's employees. Plaintiffs claims were for an aggregate of approximately $1.3 million. With the sole exception of Mr. Gregg, each other defendant in the litigation filed for bankruptcy protection. In the course of the litigation, plaintiffs filed a motion for summary judgment against all defendants, which motion was granted. Thereafter, in December 2001, plaintiffs and Mr. Gregg reached an out-of-court settlement, as a result of which Mr. Gregg agreed to tender $30,000 to plaintiffs during a three-year period, which sum was equivalent to the compensation that he had received from LaserVend during his tenure as its Treasurer.

Paul S. Sidey

     Paul S. Sidey, Secretary and a director of the Registrant is also a shareholder, Secretary and a director of each of PFG
(since February 2001), and Secretary and a director of each of PMI (since March 2002), and PREI (since April 2002). Between June 2000 and February 2001, he served as a consultant to PFG in the establishment of PMI. Between August 1999 and June 2000, Mr. Sidey was employed by Stonecreek Funding, a Colorado mortgage banking company, at which he held the position of loan representative.
From April 1997 to July 1999, he served as Vice President - Operations for Centennial Banc Share Corp., a publicly traded mortgage company based in Denver, Colorado.



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Douglas G. Gregg and Paul S. Sidey

     In January 2001, PFG obtained the right to direct the purchase of all of the shares of capital stock of Donnell Trucking Company, Inc. ("Donnell"), from its sole owner, subject to the parties' understandings that the control persons of PFG would form a holding company for the sole purpose of owning and operating Donnell and that PFG would not become either the beneficial or record owner of the shares. Donnell was an over-the-road trucking company. Prior to PFG's obtaining such right, Donnell had experienced increasing financial difficulties due to
(i) an overly aggressive expansion program that had been initiated by Donnell's sole shareholder and (ii) a material increase in the price of fuel. In connection with such difficulties, and prior to January 2001, the selling shareholder had commenced the planning process for Donnell to file a petition for protection under the Federal Bankruptcy Code.

     In February 2001, Messrs. Gregg and Sidey, as control persons of PFG formed Trans World Holding Group, Inc. ("TWHG"), and, at that time, all record and beneficial ownership of the Donnell shares was transferred to TWHG by Donnell's sole shareholder. Messrs. Gregg and Sidey served as an executive officers and directors of TWHG. At the time of the purchase of the shares, the seller(s) recommended that, for sales and operational continuity, Donnell's then-current executive management be maintained and elected as Donnell's officers and directors and that Mr. Gregg devote his time to the company's refinancing concerns. Shortly after the shares transaction closed, the principals of TWHG concluded that a Chapter 11 filing was required for Donnell.
Within two months of the February 2001 bankruptcy filing, Donnell's negative cash flow resulted in the company's inability to meet payroll and its normal operating costs. Accordingly, the filing was converted to a Chapter 7 bankruptcy and the company ceased operations in early May 2001.

Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

      a.   Financial Statements.

                 None.

      b.   Exhibits.

           99.1  Purchase  Agreement  by  and  between  Ashford
                 Capital  LLC and Airline Communications,  Inc.
                 dated June 13, 2002.

           99.2  Secured Promissory Note of Airline
                 Communications, Inc. and Woodlands S.A.
                 Financial Services, Inc. dated July 16, 2002.

           99.3  Security   Agreement  by  and  among   Ashford
                 Capital LLC, Airline Communications, Inc.  and
                 Woodlands S.A. Financial Services, Inc.  dated
                 July 16, 2002.



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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:   July  25, 2002               THE PRESTIGE GROUP.NET, INC.



                               /s/ Douglas G. Gregg
                               -----------------------------
                               Douglas G. Gregg, President















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